Exhibit 3.2

As Amended by the Board of
Directors on August 26, 2004

AMENDED AND RESTATED

BY-LAWS

OF

RAYMOND JAMES FINANCIAL, INC.

ARTICLE I

Offices

The Company shall maintain a principal office in the State of Florida, and may also have offices in such other places either within or without the State of Florida as the Board of Directors may from time to time designate or as the business of the Company may require.

ARTICLE II

Seal

The seal of the Company shall be circular in form and shall have the name of the Company on the circumference and the words “Corporate Seal Florida” in the center.
ARTICLE III

Stockholders

Section 1. All meetings of the stockholders shall be held at the principal office of the Company in the City of St. Petersburg, County of Pinellas, State of Florida, or at such other place as shall be determined, within or outside the State of Florida, from time to time, by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of directors is to be held, and a notice of any change shall be sent to each stockholder at least twenty (20) days before the election is to be held.

Section 2. The annual meeting of the stockholders of the Company for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held each year on the date and at the time set by the Board of Directors. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-laws.

At the annual meeting of the stockholders of the Company, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must either be specified in the notice of meeting given by or at the direction of the Board of Directors, otherwise brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal business office of the Company no later than the date designated for receipt of stockholders’ proposals in a prior public disclosure made by the Company. If there has been no such prior public disclosure, then to be timely, a stockholder’s notice must be received at the principal business office of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of stockholders; provided, however, that in the event that less than seventy (70) days’ notice of the date of the meeting is given to stockholders by notice or prior public disclosure, notice by the stockholder, to be timely, must be received by the Company not later than the close of business on the tenth day following the day on which the Company gave notice or made a public disclosure of the date of the annual meeting of stockholders. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business or proposal desired to be brought before the annual meeting and the reasons for conducting such business or making such proposal at the annual meeting, (b) the name and address, as they appear on the Company’s records, of the stockholder proposing such business, (c) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder, (d) any material interest of the stockholder or any associate of the stockholder in such business or proposal and (e) the same information required by clauses (b), (c) and (d) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Subject to the discretion vested in the chairman of the meeting under Section 8 below, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The chairman of an annual meeting shall, if he so determines, declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 2, and upon such determination and declaration any such business not properly brought before the meeting shall not be transacted.

Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, or, upon authorization by the Board of Directors, by the President, or any Vice President and shall be called at any time by the Chairman of the Board of Directors, the President, or any Vice President, or the Secretary or the Treasurer, upon the request of stockholders owning twenty-five per cent (25%) of the outstanding stock of the Company entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

Section 4. Notice of the time and place of the annual meeting of stockholders or any special meeting of stockholders shall be given by mailing notice of the same at least ten (10) days and not more than sixty (60) days prior to the meeting, with postage prepaid, to each stockholder of record of the Company entitled to vote at such meeting at the address appearing on the record books of the Company. The Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting.

Section 5. A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Company entitled to vote at such meeting, except as otherwise specially provided by law or in the Certificate of Incorporation.

Section 6. If a quorum be not present at a properly called stockholders’ meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting, sent to all stockholders entitled to vote thereat, contains the time and place of holding such adjourned meeting and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this section it is proposed to hold the adjourned meeting with a quorum of those present, then, at such adjourned meeting, except as may be otherwise required by law or provided in the Certificate of Incorporation, any number of stockholders entitled to vote thereat, represented in person or by proxy, shall constitute a quorum, and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

Section 7. At all meetings of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company. At all elections of directors the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors or tellers to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

Section 8. The Chairman of the Board or the President or, in their absence, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the Chairman, the President and Vice President, the Board of Directors may appoint any officer to act as chairman of the meeting. The chairman of the meeting shall have broad discretion in determining the order of business at a stockholders’ meeting. The chairman’s authority to conduct the meeting shall include, but in no way be limited to, opening and adjourning the meeting, recognizing stockholders entitled to speak, allowing for and terminating questions by stockholders, calling for reports, stating questions and putting them to a vote, calling for nominations, determining whether any business or proposal is properly before the meeting and announcing the results of voting. The chairman also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of stockholders’ meetings.

Section 9. The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the Chairman may appoint any person to act as secretary of the meeting.

ARTICLE IV

Directors

Section 1. The management of all the affairs, property, and business of the Company shall be vested in a Board of Directors, consisting of the number of persons authorized under the Certificate of Incorporation, who shall be elected at the annual meeting of the stockholders by a plurality vote, for a term of one year, and shall hold office until their successors are elected and qualify. In addition to the powers and authorities by these By-laws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all powers of the Company and do all lawful acts and things which are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 2. Section 2. The number of directors may at any time be increased (to a maximum of twenty) or decreased by vote of a majority of the Board of Directors at any regular or special meeting, if the notice of such meeting contains a statement of the proposed increase or decrease of directors. In case of any such increase, the Board of Directors at any meeting shall have power to elect such additional directors to hold office until the next annual meeting of the stockholders, and until their successors are elected and qualify.

Section 3. All vacancies in the Board of Directors, whether caused by increase in number of directors, resignation, death, or otherwise, may be filled by a majority of the remaining directors attending a meeting, even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualifies.

Section 4. The Board of Directors may hold meetings and keep the books of the Company outside the State of Florida.

Section 5. The annual meeting of the board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders, or immediately following any adjournment thereof, for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may be brought before such meeting.

Section 6. Regular meetings of the Board of Directors may be held without notice at the principal office of the Company or at such other place or places, within or without the State of Florida, as the Board of Directors may from time to time designate.

Section 7. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or the President, or, in their absence, by any Vice President, or by any two directors, to be held at the principal office of the Company, or at such other place or places, within or without the State of Florida, as the directors may from time to time designate.

Section 8. Notice of all special meetings of the Board of Directors shall be given to each director by two (2) days’ service of the same by telecopier transmission, mail, electronic mail or personally.

Section 9. At meetings of the Board of Directors the Chairman of the Board, or, in his absence, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 10. The Board of directors may establish, from time to time, a schedule of compensation for members of the Board of Directors, as well as a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed compensation for attending Committee meetings. Unless otherwise determined by the Board of Directors, directors who are employees of the Company shall not receive any compensation for service on the Board of Directors, but shall be reimbursed for expenses of attendance at meetings.

Section 11. No contract or other transaction between the Company and one or more of its directors, or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:
(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or Committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the Board of Directors, a Committee or the shareholders.

An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction.

Section 12. The Company shall:

(a) Indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of his being or having been a director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, or Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, against the reasonable expenses, including attorneys’ fees, incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

(b) Indemnify any person made a party to an action, suit or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, or Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action, suit or proceeding, or any appeal therein, unless the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

(c) Advance the payment of expenses, including attorneys’ fees, to any person entitled to indemnification hereunder during the pendency of any claim, action or proceeding, unless otherwise determined by the Board of Directors in any case.

The foregoing rights of reimbursement or indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled and, in the event of his or her death, shall extend to his or her legal representatives.

(d) In any instance where more than one person is entitled to reimbursement of attorneys’ fees pursuant to this Section 12, the Company shall select one attorney to serve as attorney for all such persons, unless, in the opinion of the attorney selected by the Company, a conflict of interest exists which would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his choosing, at his own expense.

(e) The Company may enter into indemnification agreements with members of the Board of Directors which may provide for further or expanded indemnification rights or otherwise modify the rights provided under this Section 12.

Section 13.  Each officer, director, or member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
(a) one or more officers or employees of the Company whom he or she reasonably believes to be reliable and competent in the matters presented;
(b) legal counsel, public accountants, or other persons, as to matters he or she reasonably believes are within the persons’ professional or expert competence; or

(c) a Committee of the Board of Directors of which he or she is not a member, if he or she reasonably believes the Committee merits confidence.

In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Company or its subsidiaries, the communities and society in which the Company or its subsidiaries operate, and the economy of the state and the nation.

Section 14.  No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the Company, or of any other corporation, firm, association, or entity in which he or she serves in any position at the request of the Company, if such action was taken:

(a) In good faith;

(b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(c) In a manner he or she reasonably believes to be in the best interests of the Company.

ARTICLE V

Committees

Section 1. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than nine members, one of whom shall be the Chairman of the Board, and shall designate one of such members as Chairman of the Executive Committee. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 2. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, including an Audit Committee and a Compensation Committee, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

Section 3. A majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors.

ARTICLE VI

Divisions

Section 1. The Board of Directors of the Company may appoint individuals who may, but need not be directors, officers, or employees of the Company, to serve as members of an Advisory Board of Directors of one or more operating divisions of the company and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the Board of Directors of the Company. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Company and shall expire the day of the annual meeting of the stockholders of the Company. The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Company to which it is appointed.

Section 2. The Board of Directors of the Company, or the Chairman, may from time to time confer on the employees of the company assigned to any operating division of the Company, or discontinue, the title of President, Vice President, and any other titles deemed appropriate. Any employee so designated as an officer of an operating division shall have authorities, responsibilities, and duties with respect to his operating division corresponding to those normally vested in the comparable officer of the Company by these By-laws, subject to such limitations as may be imposed by the Board of Directors of the Company or the Chairman. The designation of any such title to an employee of an operating division of the Company shall not be permitted to conflict in any way with the executive or administrative authority of any officer of the Company and shall not constitute authorization for such person to act as an officer of the Company or to represent himself or herself as an officer of the Company.

ARTICLE VII

Officers

Section 1. The Board of Directors shall elect from its own number a Chairman of the Board and shall elect a President and such Vice Presidents (who may or may not be directors, and who may be designated Executive or Senior Vice Presidents) as in the opinion of the Board the business of the Company requires, a Chief Financial Officer (who may also be a Vice President, Treasurer and Controller of the Company), a Treasurer and a Secretary; and it may elect or appoint from time to time such other or additional officers, including one or more Vice Chairmen, a Controller and a General Counsel, and one or more Assistant Secretaries and Assistant Treasurers, as in its opinion are desirable for the conduct of the business of the Company. In its discretion the Board of Directors may leave unfilled any office except those of President, Chief Financial Officer, Treasurer, and Secretary. Any individual may hold one or more offices authorized under these By-laws.

Section 2. The Board of Directors may authorize the Company to enter into employment contracts with any executive officer for periods longer than one year, and any provision of the Certificate of Incorporation or By-laws for annual election shall be without prejudice to the contract rights if any, of an executive officer under such a contract. Subject to his rights under any such employment contract, any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. An officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing him.

Section 3. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders and shall be the Chief Executive Officer of the Company. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

Section 4. The Vice Chairman shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the Chairman.

Section 5. The President shall exercise such duties as customarily pertain to the office of President and, subject to the direction of the Chairman and Chief Executive Officer, shall have general and active supervision over the property, business, and affairs of the Company and over its several officers. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at meetings of the Board of Directors.

Section 6. Each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman, or the corporate officer to whom the Vice President reports. In the absence or disability of the President, the Board or the Chairman shall designate a Vice President to perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.
Section 7. The Chief Financial Officer shall be responsible for the financial reporting on a consolidated basis of the Company and its subsidiaries. He or she shall perform such other duties as may be assigned by the Board of Directors or the Chairman, including duties that may otherwise be assigned to the Treasurer under these By-laws, and shall be responsible to the Chairman for the performance of the duties of the office.

Section 8. The Controller shall be the chief accounting officer of the Company, unless that responsibility is also being fulfilled by the Chief Financial Officer. He or she shall perform such duties as shall be assigned by the Chief Financial Officer.

Section 9. The Treasurer shall, subject to the direction of the Chairman or the Chief Financial Officer, have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He or she shall endorse on behalf of the Company for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate, or shall designate others to do so. He or she may sign, with the Chairman, the President, the Chief Financial Officer, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. Unless such responsibilities are being fulfilled by the Chief Financial Officer or the Controller, he or she shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid on account of the Company; shall at all reasonable times exhibit the books and accounts of the Company to any director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the Chairman, shall render a statement of accounts. He or she shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. He or she shall give bond for the faithful performance of these duties in such sum and with such surety as shall be approved by the Board of Directors.

Any Assistant Treasurer shall have such authority to sign and endorse checks, notes and other obligations of the Company, and open bank accounts, and such other duties and responsibilities, as shall be authorized by the Treasurer or the Chief Financial Officer.

Section 10. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chairman, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director, and shall authenticate records of the Company as required from time to time. He may sign or execute contracts with the Chairman, the President, or a Vice President thereunto authorized, in the name of the Company, and affix the seal of the Company thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

Any Assistant Secretary shall have the authority to perform the duties of the Secretary and such other duties as may be assigned by the Chairman or the Secretary.

Section 11. The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 12. In addition to such bank accounts and brokerage accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Controller of the Company, with the approval of any one of the Chairman, the President, or the Chief Financial Officer, may authorize such bank accounts or brokerage accounts to be opened or maintained in the name and on behalf of the Company as he or she may deem necessary or appropriate. Payments from such bank accounts shall be made upon and according to a check or draft which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Company as shall be specified in the written instruction of the Chief Financial Officer, the Treasurer, or the Controller of the Company. With respect to any brokerage account established pursuant to this Section 12, any of the Chairman, the Chief Financial Officer, the Treasurer, the Controller or any other employee of the Company specified in written instructions by the Chief Financial Officer or Treasurer of the Company shall be fully authorized and empowered to purchase, sell, assign, transfer and deliver any and all shares of stock, bonds, debentures, notes, evidences of indebtedness or other securities owned by the Company or registered in the name of the Company, and such persons shall be authorized to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to give effect to any transaction in such brokerage account.

Section 13. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

Section 14. Unless otherwise ordered by the Board of Directors, the Chairman, the President, the Chief Financial Officer, the Secretary or any officer thereunto duly authorized by the Chairman shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Section 15. The salaries of officers, agents, and employees though the same be directors and/or stockholders, shall be fixed by the Board of Directors.

ARTICLE VIII

Capital Stock

Section 1. Certificates for stock of the company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an assistant Treasurer, manually or in facsimile. A stock certificate signed (manually or in facsimile) by an officer of the Company shall be valid even though such person no longer holds office when the certificate is issued.

Section 2. The Board of Directors shall have power to appoint one or more Registrars and Transfer Agents for the registration and transfer of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Registrars and Transfer Agents.

Section 3. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 4. In case any certificate for shares of the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

Section 5. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6. The Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided.

ARTICLE IX

Miscellaneous; Dividends

Section 1. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the company.

Section 2. Any notice required to be given under the provisions of these By-laws or otherwise may be waived by the stockholder, director, or officer to whom such notice is required to be given.

Section 3. The Board of Directors or any committee thereof, may take any action contemplated under these By-laws by unanimous written consent in lieu of meeting.

Section 4. Dividends may be declared by the Board of Directors and paid to shareholders to the extent permitted by law, subject to any conditions and limitations imposed by the Certificate of Incorporation of the Company.

ARTICLE X

The Board of Directors shall have power to add any provision to or to amend or repeal any provision of these By-laws by the vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may amend or repeal any provision of these By-laws by the vote of a majority of the stock at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.